Exhibit 10.1


[LOGO]     WELLS FARGO BANK MINNESOTA,
WELLS      NATIONAL ASSOCIATION                            CREDIT AGREEMENT
FARGO
================================================================================

THIS CREDIT AGREEMENT (the "Agreement") dated as of July 31, 2001 (the "Effective Date") is between Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association (the "Bank") and MEDAMICUS, INC., a Minnesota corporation (the "Borrower").

BACKGROUND

The Borrower has asked the Bank to provide it with a Two Million and 00/100 Dollars ($2,000,000.00) line of credit to be used for financing accounts receivable and inventory.

The Bank is agreeable to meeting the Borrower's requests, provided that the Borrower agrees to the terms and conditions of this Agreement.

The Note, this Agreement, and all "Security Documents" described in Exhibit B, and any modifications, amendments or replacements to such promissory notes or agreements shall be referred to collectively as the "Documents."

In consideration of the above premises, the Bank and the Borrower agree as follows:

1.       LINE OF CREDIT

1.1 LINE OF CREDIT AMOUNT. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line shall not, at any one time, exceed the lesser of the Borrowing Base or TWO MILLION and 00/100 Dollars ($2,000,000.00). The Borrowing Base is defined in Exhibit A-1 to this Agreement.

1.2 LINE AVAILABILITY PERIOD. The "Line Availability Period" shall mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is later, to the Line Expiration Date of August 1, 2002.

1.3 THE REVOLVING NOTE. The Borrower's obligation to repay advances under the Line shall be evidenced by a promissory note (the "Revolving Note") dated as of the Effective Date, and in form and content acceptable to the Bank. Reference is made to the Revolving Note for interest rate and repayment terms.

1.4 MANDATORY PREPAYMENT. If at any time the principal outstanding under the Revolving Note exceeds the lesser of the Borrowing Base or $2,000,000.00, the Borrower must immediately prepay the Revolving Note in an amount sufficient to eliminate the excess.

2.       FEES AND EXPENSES

2.1 DOCUMENTATION EXPENSE. The Borrower agrees to reimburse the Bank for its reasonable expenses relating to the preparation of the Documents, which reimbursement may include, but shall not be limited to, reimbursement of reasonable attorneys' fees, including the allocated costs of the Bank's in-house counsel, which shall not be in excess of $500.00.

         Despite such reimbursement the Borrower acknowledges that the Bank's counsel is engaged solely to represent the Bank and does not represent the Borrower.

2.2 COLLECTION EXPENSE. In the event the Borrower fails to comply with any covenant or condition of this Agreement or the Documents, or fails to pay the Bank any amounts due under this Agreement or under the Documents, the Borrower shall pay all costs of workout and collection, including reasonable attorneys' fees and legal expenses incurred by the Bank.

2.3 AUDIT EXPENSE. The Borrower agrees to reimburse the Bank for the cost of periodic audits of all collateral granted to the Bank by the Borrower, which may be conducted at such intervals as the Bank may reasonably require but limited to a maximum of one audit each calendar year and will be performed only if the average outstanding principal under the Line exceeds $250,000.00 in any calendar year. Reimbursement for by the Borrower will be limited to one audit each calendar year, with a maximum reimbursement of $1,500.00.

3.       ADVANCES AND PAYMENTS

3.1 REQUESTS FOR ADVANCES. Any Line advance requested under the terms of this Agreement shall be requested by telephone or in a writing delivered to the Bank (or transmitted via facsimile) by any person reasonably believed by the Bank to be authorized by the Borrower to do so. The Bank will not consider any such request following an event which is, or with notice or the lapse of time would be, an event of default under this Agreement. Proceeds shall be deposited into the Borrower's account at the Bank or disbursed in such other manner as the parties may agree.

3.2 PAYMENTS. All principal, interest and fees due under the Documents shall be paid by the direct debit of available funds deposited in the Borrower's account with the Bank. The Bank shall debit the account on the dates the payments become due. If a due date does not fall on a day on which the Bank is open for substantially all of its business (a "Banking Day", except as otherwise provided), the Bank shall debit the account on the next Banking Day, and interest shall continue to accrue during the extended period. If there are insufficient funds in the account on the day the Bank enters any debit authorized by this Agreement, the debit will be reversed and the payment shall be due immediately without necessity of demand by direct remittance of immediately available funds.

4.       SECURITY

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, all amounts due under this Agreement and the Documents shall be secured at all times as provided in Exhibit B. The Borrower also hereby grants the Bank a security interest (independent of the Bank's right of set-off) in its deposit accounts at the Bank and in any other debt obligations of the Bank to the Borrower.

5.       CONDITIONS PRECEDENT

         The Borrower must deliver to the Bank the documents described in Exhibit B, properly executed and in form and content acceptable to the Bank, prior to the Bank's initial advance or disbursement under this Agreement. The Borrower must also deliver to the Bank, prior to the initial advance and any subsequent line advances under this Agreement, a Borrowing Base Certificate in the form of Exhibit A-2, at the intervals provided in Section 7.

6.       REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties contained in Exhibit C. Each request for an advance or a disbursement under this Agreement following the Effective Date constitutes a reaffirmation of these representations and warranties.

7.       COVENANTS

7.1      FINANCIAL INFORMATION AND REPORTING

         Except as otherwise stated in this Agreement, all financial information provided to the Bank shall be compiled using generally accepted accounting principles consistently applied.

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

(a) Annual Financial Statements. Provide the Bank within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. The statements must be audited by a certified public accountant acceptable to the Bank.

(b) Annual Covenant Compliance Certificate. Provide the Bank within 90 days of the Borrower's fiscal year end, an Annual Covenant Compliance Certificate in the form of Exhibit D.

(c) Interim Financial Statements. Provide the Bank within 45 days of each quarter end, the Borrower's consolidated interim financial statements for the interim period then ending. The statements must be current through the end of that period.

(d) Quarterly Covenant Compliance Certificate. Provide the Bank within 45 days of each quarter end, the Borrower's Covenant Compliance Certificate in the form of Exhibit D for the interim period then ending.

(e) Borrowing Base Certificate. Provide the Bank within 30 days of each month end, for each month in which the line usage exceeds $250,000.00, a Borrowing Base Certificate in the form of Exhibit A-2, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Bank.

(f) Accounts Receivable Aging. Provide the Bank within 30 days of each calendar month end for each month in which the line usage exceeds $250,000.00, an accounts receivable aging report in form acceptable to the Bank, current through the end of that period.

(g) Inventory List. Provide the Bank within 30 days of each calendar month end for each month in which the line usage exceeds $250,000.00, an inventory list in form acceptable to the Bank, current through the end of that period.

(h) Notices. Provide the Bank prompt written notice of: (1) any event of default or any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under the Agreement or any of the Documents; or (2) any future event that would cause the representations and warranties contained in this Agreement to be untrue when applied to the Borrower's circumstances as of the date of such event.

(i) Additional Information. Provide the Bank with such other information as it may reasonably request, and permit the Bank to visit and inspect its properties and examine its books and records.

7.2      FINANCIAL COVENANTS

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to comply with the financial covenants described below, which shall be calculated using generally accepted accounting principles consistently applied, except as they may be otherwise modified by the following capitalized definitions:

         "Retained Net Profit" means after-tax net profit less shareholder distributions.

         "Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; and (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

(a) Retained Net Profit. Achieve a minimum Retained Net Profit of $175,000.00 as of each fiscal year end, beginning December 31, 2001.

(b) Total Liabilities to Tangible Net Worth. Maintain a ratio of total liabilities to Tangible Net Worth of less than 1.5 to 1.0 as of the end of each quarter, beginning with the quarter ending June 30, 2001.

7.3      OTHER COVENANTS

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

(a)      Additional Borrowings. Refrain from incurring any indebtedness except:
         (1) trade credit incurred in the ordinary course of business; (2) purchase money debt; (3) indebtedness expressly subordinated to the Bank in a writing acceptable to the Bank; and (4) indebtedness in existence on the date of this Agreement and disclosed in advance to the Bank in writing.

(b) Other Liens, Assignments, and Subordinations. Refrain from allowing any security interest or lien on property it owns now or in the future, or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except: (1) liens, assignments, or subordinations in favor of the Bank; (2) liens, assignments, or subordinations outstanding on the date of this Agreement and disclosed in advance to the Bank in writing; (3) purchase money liens; (4) liens for taxes or assessments or other governmental charges not delinquent or which the Borrower is contesting in good faith; and (5) liens that are imposed by law for obligations for labor or materials not overdue for more than 120 days, such as mechanics', materialmen's, carriers', landlords', and warehousemen's liens, or liens, pledges, or deposits under workers' compensation, unemployment insurance, Social Security, or similar legislation.

(c) Insurance. Cause its properties to be adequately insured by a reputable insurance company against loss or damage and to carry such other insurance (including business interruption, flood, or environmental risk insurance) as is required of or usually carried by persons engaged in the same or similar business. Such insurance must, with respect to the Bank's collateral security, include a lender's loss payable endorsement in favor of the Bank in form acceptable to the Bank.

(d) Change in Management. Refrain from permitting or suffering any material change in its management personnel or management structure.

(e) Nature of Business. Refrain from engaging in any line of business materially different from that presently engaged in by the Borrower.

(f) Guaranties. Refrain from assuming, guaranteeing, endorsing or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding as of the Effective Date and disclosed to the Bank in writing.

(g) Deposit Accounts. Maintain its principal deposit accounts with the Bank.

(h) Form of Organization and Mergers. Refrain from changing its legal form of organization, or consolidating, merging, pooling, syndicating or otherwise combining with any other entity without disclosing such to the Bank and obtaining written consent from the Bank.

(i) Maintenance of Properties. Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

(j) Books and Records. Maintain adequate books and records, refrain from making any material changes in its accounting procedures for tax or other purposes, and permit the Bank to inspect same upon reasonable notice.

(k) Collateral Audits. Permit the Bank to conduct audits of all collateral pledged to the Bank by the Borrower at such intervals as the Bank may reasonably require but not in excess of one time per calendar year. The audits may be performed by employees of the Bank or independent contractors retained by the Bank.

(l) Compliance with Laws. Comply in all material respects with all laws applicable to its form of organization, business, and the ownership of its property.

(m) Preservation of Rights. Maintain and preserve all permits, licenses, rights, privileges, charters and franchises that it now owns.

         These covenants were negotiated by the Bank and Borrower based on information provided to the Bank by the Borrower. A breach of a covenant is an indication that the risk of the transaction has increased. As consideration for any waiver or modification of these covenants, the Bank may require: additional collateral, guaranties or other credit support; higher fees or interest rates; and possible modifications to the Documents and the monitoring of the Agreement. The waiver or modification of any covenant that has been violated by the Borrower shall be made at the sole discretion of the Bank. These options do not limit the Bank's right to exercise its rights under
         Section 8 of this Agreement.

8.       EVENTS OF DEFAULT AND REMEDIES

8.1      DEFAULT

         Upon the occurrence of any one or more of the following events of default, or at any time afterward unless the default has been cured, the Bank may declare the Line to be terminated and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Note and the Documents to be immediately due and payable.

(a) Failure by the Borrower to make any payment of principal or interest due under the Revolving Note which continues for fifteen (15) days after its due date.

(b) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than fifteen (15) days.

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in any of the Documents (excepting defaults under this Agreement, which are addressed in the preceding paragraph), after giving effect to applicable grace periods, if any.

(d) Default by the Borrower with respect to any indebtedness or obligation owed to the Bank, which is unrelated to any loan or facility subject to the terms of this Agreement, or to any third party creditor which would allow the maturity of any such indebtedness or obligation to be accelerated.

(e) Any representation or warranty made by the Borrower to the Bank in this Agreement, or any financial statement or report submitted to the Bank by or on behalf of the Borrower or any Guarantor before or after the Effective Date is untrue or misleading in any material respect.

(f) Any litigation or governmental proceeding against the Borrower seeking an amount that would have a material adverse effect on the Borrower and its operations which is not insured or subject to indemnity by a solvent third party either (1) results in a judgment in an amount that would have a material adverse effect on the Borrower or (2) remains unresolved on the 270th day following the date of service on the Borrower.

(g) A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is made or issues against the Borrower, or any post judgment process or procedure is commenced or any supplementary remedy for the enforcement of a judgment is employed against the Borrower or the Borrower's property.

(h) A material adverse change occurs in the Borrower's financial condition or ability to repay its obligations to the Bank.

8.2      IMMEDIATE DEFAULT

         If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, or the Borrower is dissolved, liquidated, or winds up its business then the Line shall immediately terminate without notice, and the unpaid principal, accrued interest, and all other amounts payable under the Revolving Note and the Documents shall become immediately due and payable without notice or demand.

8.3      SUPPLEMENTARY CROSS DEFAULT OF OTHER PROMISSORY NOTES

         The Borrower agrees that each promissory note evidencing indebtedness of the Borrower to the Bank which is not otherwise documented in this Agreement, and regardless of whether delivered before or after the Effective Date, shall hereby be amended on a supplementary basis to provide that each such promissory note may be accelerated by the Bank in its discretion following the occurrence of any event of default described in Section 8.1 or shall be accelerated and become immediately due and payable without notice by the Bank following the occurrence of any event of default described in Section 8.2 which events of default and rights of acceleration are in addition to, and not exclusive of, any events of default and rights of acceleration agreed to in the promissory note itself.

9.       MISCELLANEOUS

(a) No Waiver; Cumulative Remedies. No failure or delay by the Bank in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in this Agreement and the Documents are cumulative and not exclusive of any remedies provided by law.

(b) Amendments or Modifications. Any amendment or modification of this Agreement must be in writing and signed by the Bank and Borrower. Any waiver of any provision in this Agreement must be in writing and signed by the Bank.

(c) Binding Effect: Assignment. This Agreement and the Documents are binding on the successors and assigns of the Borrower and Bank. The Borrower may not assign its rights under this Agreement and the Documents without the Bank's prior written consent. The Bank may sell participations in or assign this Agreement and the Documents and exchange financial information about the Borrower with actual or potential participants or assignees.

(d) Minnesota Law. This Agreement and the Documents shall be governed by the substantive laws (other than conflict of laws) of the State of Minnesota, and the Bank and Borrower consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota.

(e) Severability of Provisions. If any part of this Agreement or the Documents are unenforceable, the rest of this Agreement or the Documents may still be enforced.

(f) Integration. This Agreement and the Documents describe the entire understanding and agreement of the parties and supersede all prior agreements between the Bank and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing, and may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. In the event of any inconsistency between the Agreement and the Documents, inconsistent terms shall, where possible, be construed as conferring cumulative rights and remedies upon the Bank, and, to the extent that such construction is not possible, the terms of this Agreement shall govern.


Address for notices to Bank:             Address for notices to Borrower:

  Wells Fargo Bank Minnesota,              MedAmicus, Inc.
    National Association                   15301 Highway 55 West
  900 East Wayzata Blvd.                   Plymouth, Minnesota 55447
  Wayzata, MN 55391                        Attention: James Hartman
  Attention: Teresa Earl
             Vice President

  WELLS FARGO BANK MINNESOTA,              MEDAMICUS, INC.
    NATIONAL ASSOCIATION

  BY:  /s/ TERESA SHANNON EARL             BY:  /s/ JAMES D. HARTMAN
  --------------------------------         --------------------------------
  ITS  VICE PRESIDENT                      ITS  CEO

                                   EXHIBIT A-1

                            BORROWING BASE DEFINITION

Borrowing Base means the sum
     1.   of 85% of Eligible Accounts Receivable (as defined below)
     2.   the lesser of
               (A) the sum of (1) 25% of the Eligible Inventory plus (2) 50% of Introducer Inventory (as defined below) or
               (B)  $1,000,000.00.

"Eligible Accounts Receivable" means all accounts receivable of the Borrower except those which are:

     1)   Greater than 120 days past the invoice date.
     2) Due from an account debtor, 10% or more of whose accounts owed to the Borrower are more than 120 days past the invoice date.
     3)   Subject to offset or dispute.
     4)   Due from an account debtor who is subject to bankruptcy proceeding.
     5)   Due from a unit of government, whether foreign or domestic.
     6) Due from an account debtor located outside the United States of America and not supported by a standby letter of credit acceptable to the Bank.
     7) Owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower.
     8) Not subject to a perfected first lien security interest in favor of the Bank.
     9)   Accounts deemed ineligible at the reasonable discretion of the Bank.

"Eligible Inventory" means all inventory of the Borrower, at the lower of cost or market as determined by generally accepted accounting principles, except inventory which is:

     1) In-transit; located at any warehouse, job site or other premises not approved by the Bank in writing; located outside of the states, or localities, as applicable, in which the Bank has filed financing statements to perfect a first priority security interest in the such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title,
     2) On consignment to or from any other person or subject to any bailment unless such consignee or bailee has executed an agreement with the Bank.
     3)   Supplies, packaging, maintenance parts or sample Inventory.
     4)   Work-in-process Inventory, including subassemblies.
     5) Damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower's operations.
     6)   Inventory that is perishable or live.
     7) Not subject to a perfected first lien security interest in favor of the Bank.
     8)   In the process of being returned.
     9)   Introducer Inventory
     10)  Inventory deemed ineligible at the reasonable discretion of the bank.

"Introducer Inventory" means raw materials used in the assembly of introducer kits, including but not limited to, plastic and metal trays, syringes and needles, work-in-process introducer kits consisting of assembled kits needing only sterilization and shrink-wrapping introducer kits, and shrink-wrapped, sterilized introducer kits, as defined on the Borrower's financial statements as Raw Material, Subassemblies, Work-in-process and Finished Goods.)

                                   EXHIBIT A-2

                                 MEDAMICUS, INC.
                           BORROWING BASE CERTIFICATE

TO:      Wells Fargo Bank Minnesota, N.A.
         900 East Wayzata Blvd.
         Wayzata, MN 55391
         (the "Bank")

MedAmicus, Inc. (the "Borrower") certifies that the following computation of the Borrowing Base was performed as of the date set forth below in accordance with the Borrowing Base definitions set forth in Exhibit A-1 to the Credit Agreement entered into between the Bank and the Borrower dated July __, 2001.

 Total A/R                                                     $
                                                               ----------------

         Less:
                  1) Greater than 120 days     $
                                               ----------------

                  2) 10% Rule                  $
                                               ----------------

                  3) Other ineligibles         $
                                               ----------------

         Eligible A/R                          $
                                               ----------------

         85% of Eligible Accts. Receivable                     $
                                                               ================

Total Inventory                                $
                                               ----------------

         Less: Ineligible Inventory            $
                                               ----------------

         25% of Eligible Inventory.                            $
                                                               ----------------

Introducer Inventory                           $
--------------------                           ----------------

         50% of Introducers Inventory                          $
                                                               ----------------

Lesser of: 25% of Eligible Inventory plus                      $
50% of Introducer Inventory or $1,000,000.00                   ================

         Total Borrowing Base                                  $
                                                               ================

         Total Line Outstandings                               ($              )
                                                                ===============

         Excess (Deficit)                                      $
                                                               ================

MEDAMICUS, INC.

BY:                                      DATE
      --------------------------------        ----------------------
ITS:
      --------------------------------

                                    EXHIBIT B

                        CONDITIONS PRECEDENT AND SECURITY

PLEASE NOTE: This Exhibit describes the Note or Notes, and all Security Documents, Authorizations, Organizational Documents, and all other miscellaneous documents, reports, certificates and other information required as a condition to each advance or disbursement under the Agreement, whether or not they have previously been delivered to the Bank. PLEASE REFER TO THE CLOSING CHECKLIST FOR A COMPLETE DESCRIPTION OF WHICH OF THE FOLLOWING DOCUMENTS REMAIN TO BE DELIVERED TO THE BANK.

Each Security Document described below must continue in full force and effect at all times in accordance with its terms during the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full. THE FAILURE OF ANY SECURITY DOCUMENT TO MEET THESE REQUIREMENTS MAY RESULT IN AN EVENT OF DEFAULT UNDER THE AGREEMENT AND THE ACCELERATION OF ALL OF THE BORROWER'S OBLIGATIONS TO THE BANK EVIDENCED BY THE DOCUMENTS.

NOTES
Revolving Note

SECURITY DOCUMENTS
Security Agreement of MedAmicus, Inc. . A Security Agreement signed by the Borrower, granting the Bank a first lien security interest in the Borrower's inventory, equipment, accounts and general intangibles, described in that Agreement.

AUTHORIZATION
Certificate of Authority of Borrower. A Certificate of Authority executed by such person or persons authorized by the Borrower's organizational documents and/or agreements to do so, certifying the incumbency and signatures of the officers or other persons authorized to execute the Documents, and authorizing the execution of the Documents and performance in accordance with their terms.

ORGANIZATION
Articles of Incorporation and By-Laws. A recently certified copy of the Borrower's Articles of Incorporation and By-laws, and any amendments, if applicable.

Certificate of Good Standing. A recently certified copy of the Borrower's Certificate of Good Standing.

OTHER
Arbitration Agreement. The Bank's standard form of Arbitration Agreement signed by the Bank and Borrower, subjecting potential controversies between them to binding arbitration, including but not limited to those relating to the Documents and this Agreement.

Evidence of Insurance. Evidence that the Borrower has obtained all insurance coverage required by this Agreement, and that the Bank has been named as the beneficiary of such policy or policies of insurance.

                                    EXHIBIT C

                         REPRESENTATIONS AND WARRANTIES

Organizational Status. The Borrower is a corporation duly formed and in good standing under the laws of the State of Minnesota.

Authorization. The execution and delivery of the Documents is within the Borrower's powers, has been duly authorized by the Borrower and does not conflict with any of the Borrower's organizational documents or any other agreement by which the Borrower is bound, and has been signed by all persons authorized and required to do so under its organizational documents.

Financial Reports. The Borrower has provided the Bank with the Borrower's audited financial statements dated December 31, 2000 and this statements fairly represent the financial condition of the Borrower as of their respective dates and were prepared in accordance with generally accepted accounting principles consistently applied.

Litigation. There is no litigation or governmental proceeding pending or threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

Taxes. The Borrower has paid when due all federal, state and local taxes.

No Default. There is no event which is, or with notice or the lapse of time would be, an event of default under this Agreement.

ERISA. The Borrower is in compliance in all material respects with the Employee Retirement Income Security Act of 1974 and has received no notice to the contrary from the Pension Benefit Guaranty Corporation or any related governmental entity.

                                    EXHIBIT D

                                 MEDAMICUS, INC.

                            CERTIFICATE OF COMPLIANCE

In accordance with the Credit Agreement dated July____, 2001 (the "Agreement"), between Wells Fargo Bank Minnesota, National Association (the "Bank") and MedAmicus, Inc. (the "Borrower") attached are the financial statements of the Borrower for the period ending________________.

I certify that the financial statements have been accurately prepared in accordance with generally accepted accounting principals applied on a basis consistent with those applied in the annual financial statement. I also certify that as of __________________, the Borrower is in compliance with the covenants stated in the Agreement and I have no knowledge of the occurrence of an Event of Default under the Agreement or of any event which with notice or lapse of time would constitute an Event of Default pursuant to the terms of the Agreement, except those specifically stated below. The calculations made to determine compliance were as follows:


Total Liabilities to Tangible Net Worth    $               less than 1.5:1.0 as
                                           -------------   of 6/30/01 and each
                                                           each quarter end,
                                                           thereafter.

Retained Net Profit                        $               Greater than
                                           -------------   $175,000.00 at
                                                           each fiscal year end.


MEDAMICUS, INC.

BY:
    ---------------------------------

ITS:
     --------------------------------